AGREEMENT BETWEEN

EXETER RESOURCE CORPORATION
YALE SIMPSON
and

SOFISCO NOMINEES LIMITED

AGREEMENT

This agreement, dated the

2003.

Between:

Sofisco Nominees a company incorporated in the Island of Nevis with its registered office at PO Box 556,    Main Street, Charlestown, Nevis and Yale Simpson of 4149 Coventry Way, North Vancouver, British Columbia, Canada    V7N 4M9 (hereinafter referred to as "the Vendors").

Of the first part

And:

Exeter Resource Corporation, a company incorporated in Canada with registration no.  274106 , with its registered office Suite 2103, 808 Nelson St., Vancouver, British Columbia, V6Z 2112, Canada, or its legal nominee (hereinafter referred to as "Exeter")

Of the second part Whereas:

a)

The Vendors are the beneficial owners of all the shares in Estelar Resources Limited, a company incorporated in the British Virgin. Islands, with its registered office at P.O. Box 371, Craigmuir Chambers, Road Town, Tortola,         British Virgin Islands. (hereinafter referred to as "Estelar").

B.

Estelar has an extant agreement with Argentina Mineral Development S.A. which is attached as Schedule "A" hereto and forming part of this agreement (the "AM

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Agreement"). The AMD Agreement fully defines the properties of Estelar.

A.

Estelar has a registered branch office in Argentina that owns the rights to various mineral exploration and exploitation properties and various items of mineral exploration equipment

B.

The Vendors are desirous of selling to Exeter all (100%) of the shares in Estelar ("the Shares") and Exeter wishes to acquire such Shares under the following terms and conditions.

NOW THEREFORE in consideration of the premises and of the mutual covenants and provisos herein contained, the parties hereto agree as follows:

l . CONSIDERATION

The consideration payable for the Shares shall be the allotment and issue to

1.

Yale Simpson of 713,000 common shares of Exeter, credited as fully paid; and.

2.

Sofisco Nominees Limited of 287,000 common shares of Exeter, credited as fully paid

("the Consideration Shares").

2. CONDITIONS PRECEDENT

Exeter shall complete due diligence including confirmation from a suitably qualified lawyer in Argentina that

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(a)

As prescribed by the AMD Agreement, the concessions and applications have been duly and validly located and recorded in accordance with the applicable laws of Argentina and are valid and subsisting concessions and applications as of execution and delivery of this agreement.

(b)

As prescribed by the AMD Agreement, the concessions and applications are in good standing, free and clear of all liens, charges and encumbrances,

(c)

No claims or liabilities have arisen with respect to any past exploration work that may have been conducted by Estelar on the properties.

3.

COVENANTS OF THE VENDOR The Vendors covenant that:

(a)

it has the exclusive right and authority to enter into this agreement and to do all things in accordance with the terms hereof, and that no other person, firm or corporation has any propriety or other interest in same;

(b)

Estelar is a company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and is duly qualified to do business in every jurisdiction in which it carries on business.

(c)

Estelar is engaged in the business of investment, exploration and development of resource projects in Argentina.

(d)

as of the date of this agreement the

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authorized capital of Estelar is U.S.$500,000 divided into 50,000,000 shares of par.- value US$0.01 each, of which 10,000,000 shares are issued as fully paid and non-assessable in the name of the Vendors.

(a)

the Shares are validly issued and outstanding as fully paid and non-assessable, free and clear of all liens, charges and encumbrances and represent all of the issued shares of Estelar

(b)

there are no options, warrants, rights or agreements outstanding with respect to the purchase or acquisition of the Shares or which entitle any person other than Exeter to acquire shares in the capital of Estelar, including without limiting the generality of the foregoing, any securities convertible into or exchangeable for shares of Estelar;

(c)

all amounts due by Estelar, at the date hereof, whether by shareholder loan or otherwise to the Vendors are hereby cancelled.

(d)

During the life of this agreement, Estelar will issue no shares, options, warrants, rights or enter into any agreements which entitle any person to acquire shares in the capital of Estelar, including without limiting the generality of the foregoing, any securities convertible into or exchangeable for shares of Estelar

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COMPLETION

Completion of the acquisition of the Shares will take place no later than 10 business days after Exeter has received the consent of the Toronto Stock Exchange to this agreement. At: Completion:

a)

the Vendors shall deliver or ensure delivery to Exeter of the share certificates and executed transfer forms in respect of the Shares in favour of Exeter;

b)

Exeter shall. deliver or ensure delivery to the Vendors of the Consideration Shares;

c)

The Vendors shall deliver or ensure delivery to Exeter of signed letters of resignation from each of the directors of Estelar.

5.

TERMINATION

Either party may terminate this agreement by notification in writing should Completion, as described in clause 4 of this agreement, not occur within six (6) months of the date of this Agreement.

6.

FURTHER ASSURANCES

All parties hereto agree to all such further or other assurances and documents and to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this agreement.

7.

NOTICE

Any notice required to be given under this Agreement shall be in. writing and shall be sent by facsimile or by airmail (postage prepaid):

in the case of Exeter to

Suite 2103, 808 Nelson St.,

Vancouver,

British Columbia V6Z 2HH2 ,

fax: +1-604 684 7346

for the attention of Douglas Scheving

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in the case of the Vendors to

C/ Alliance Investments SAM

Level 7, Le Panorama Block AB

57 Rue Grimaldi

Monaco MC 9800

Fax: +377 9325 2583

For the attention of Paul Brown

Any such notice shall be deemed to have been served if sent by facsimile 24 hours after transmission or if sent by airmail 5 days after it was posted. In proving service by post it shall be sufficient to prove that the letter containing the notice was properly addressed, stamped and posted.

1.

CONSENTS

This agreement shall be subject to the consent of the Toronto Stock Exchange.

2.

CONFIDENTIALITY

Normal industry standard confidentiality terms shall be applicable to all Parties to this Agreement

3.

GOVERNING LAW

This agreement shall be governed by the Iaws of British Columbia, and the parties hereby submit to the non-exclusive jurisdiction of the courts of British Columbia.

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IN WITNESS WHEREOF the parties hereto have signed this agreement the day and year first above written.

Signed by Douglas Scheving, )
Director For and on behalf of )
EXETER RESOURCE CORPORATION )

Signed by Paul Brown )
For and on behalf of )
SOFISCO NOMINEES LIMITED )

Signed by Yale Simpson )
)
)